UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2009 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 2.02	Results of Operations and Financial Condition.

On October 20, 2009, Nu Skin Enterprises, Inc. (the "Company") issued a press release announcing its financial results for the third quarter ended September 30, 2009, and certain other information. A copy of the Company's press release is attached as Exhibit 99.1 to this report and incorporated by reference.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As reported in our Annual Report on Form 10-K filed on February 27, 2009, the Company is currently involved in litigation in Japan with the Ministry of Finance with respect to additional customs assessments made by Yokohama Customs for the period of October 2002 through July 2005. The aggregate amount of those assessments is 2.7 billion Japanese yen, net of any recovery of consumption taxes. We believe that the documentation and legal analysis supports our position and have taken action in the court system in Japan to overturn these assessments. The litigation on this matter is ongoing. In July 2005, the Company changed its operating structure in Japan and believed that these changes would eliminate further valuation disputes with Yokohama Customs as the new structure eliminated the issues that were the basis of the litigation and valuation disputes.

However, we recently received notice from Yokohama Customs that they were assessing additional duties, penalties and interest for the period of October 2006 through October 2008 following an audit. The total amount of such assessments is 1.5 billion Japanese yen ( or US $16.8 million), net of any recovery of consumption taxes. The basis for such additional assessment is different from, and unrelated to, the issues that are being litigated in the current litigation with the Ministry of Finance. Following our review of the assessments and after consulting with our legal and customs advisors, we strongly believe that the additional assessments are improper and are not supported by any legal or factual basis. We plan to file letters of protest and seek to have such additional assessments overturned or rescinded. At the request of the Yokohama customs authorities, we have prepared additional information for them to consider.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibit.

99.1	Nu Skin Enterprises’ press release dated October 20, 2009, regarding financial results for the third quarter ended September 30, 2009.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch Wood Ritch Wood Chief Financial Officer

Date:    October 20, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Nu Skin Enterprises’ press release dated October 20, 2009, regarding financial results for the third quarter ended September 30, 2009.